Exhibit 99.1

Contacts: Paul Arling (UEI) 714.820.1000

Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FIRST QUARTER 2012

FINANCIAL RESULTS

CYPRESS, CA – May 3, 2012 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2012.

Paul Arling, UEI’s Chairman and CEO, stated: “For the 2012 first quarter, we experienced several positive trends, including our strong performance with subscription broadcasting customers and the continued success of our international expansion initiatives. Our market share with our consumer electronics customers grew during the quarter, although we experienced lighter than expected sales to this group due to the overall softness in the sales of televisions and other consumer electronics products. We believe this weakness is short-term in nature, as market data shows consumers across the globe are using their home entertainment systems more than ever. We remain quite optimistic about the long-term prospects for consumer electronics products and UEI.”

“Market share growth has been driven by broadening our existing relationships as well as forming new affiliations, including with a major Korean TV manufacturer and with several new customers in Eastern Europe. In addition, we are furthering our presence in Latin America where Pay TV adoption continues its rapid growth. Looking ahead, we remain confident in our strategy to build our market share by adding new customers, expanding relationships with current customers, introducing innovative products and technologies, and broadening our position in new regions.”

Financial Results for the Three Months Ended March 31: 2012 Compared to 2011

•	Net sales were $103.7 million, compared to net sales of $105.7 million.

•	Business Category revenue was $92.4 million, compared to $95.3 million. The Business Category contributed 89.1% of total net sales, compared to 90.2%.

•	Consumer Category revenue was $11.3 million, compared to $10.4 million. The Consumer Category contributed 10.9% of total net sales, compared to 9.8%.

•	Adjusted pro forma gross margins were 27.6%, compared to gross margins of 26.4%.

•	Adjusted pro forma operating expenses were $24.8 million, compared to operating expenses of $24.4 million.

•	Adjusted pro forma operating income was $3.8 million, compared to operating income of $3.4 million.

•	Adjusted pro forma net income was $2.8 million, or $0.19 per diluted share, compared to net income of $2.6 million, or $0.17 per diluted share.

•	At March 31, 2012, cash and cash equivalents was $24.3 million.

Financial Outlook

For the second quarter of 2012, the company expects net sales to range between $113.0 million and $119.0 million, compared to $121.7 million in the second quarter of 2011. Adjusted pro forma earnings per diluted share for the second quarter of 2012 are expected to range from $0.33 to $0.43, compared to adjusted pro forma earnings per diluted share of $0.46 in the second quarter of 2011.

For the full 2012 year, the company expects net sales to range between $465.0 million and $485.0 million, compared to $468.6 million in 2011. Adjusted pro forma earnings per diluted share for 2012 are expected to range from $1.55 to $1.75, compared to adjusted pro forma earnings per diluted share of $1.55 in 2011.

Conference Call Information

UEI’s management team will hold a conference call today, Thursday, May 3, 2012 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2012 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 73735202 . The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 73735202.

Use of Non-GAAP Financial Metrics

Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company’s performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to the acquisition. Non-GAAP operating expenses is defined as cash operating expenses excluding acquisition costs, amortization of intangibles and other employee related restructuring costs. Non-GAAP net income is net income from operations excluding the aforementioned items. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.

About Universal Electronics Inc.

Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and

expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to the Company’s ability to gain market share; the Company’s ability to attract new customers and retain and expand our relationships with its existing customers; general economic conditions; the strength and growth prospects of the consumer electronics and broader retail industries; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share-related data)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$24,312	$29,372
Accounts receivable, net	73,817	82,184
Inventories, net	85,131	90,904
Prepaid expenses and other current assets	3,892	3,045
Deferred income taxes	6,502	6,558

Total current assets	193,654	212,063
Property, plant, and equipment, net	78,990	80,449
Goodwill	30,882	30,820
Intangible assets, net	32,005	32,814
Other assets	5,225	5,350
Deferred income taxes	8,085	7,992

Total assets	$348,841	$369,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,224	$55,430
Line of credit	2,000	2,000
Notes payable	12,200	14,400
Accrued sales discounts, rebates and royalties	5,314	6,544
Accrued income taxes	3,388	5,707
Accrued compensation	29,111	29,204
Deferred income taxes	61	50
Other accrued expenses	9,481	13,967

Total current liabilities	101,779	127,302
Long-term liabilities:
Deferred income taxes	11,206	11,056
Income tax payable	1,136	1,136
Other long-term liabilities	3	5

Total liabilities	114,124	139,499

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,263,655 and 21,142,915 shares issued on March 31, 2012 and December 31, 2011, respectively	213	211
Paid-in capital	176,069	173,701
Accumulated other comprehensive income	1,866	938
Retained earnings	155,648	154,016

	333,796	328,866
Less cost of common stock in treasury, 6,362,796 and 6,353,035 shares on March 31, 2012 and December 31, 2011, respectively	(99,079)	(98,877)

Total stockholders’ equity	234,717	229,989

Total liabilities and stockholders’ equity	$348,841	$369,488

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales	$103,732	$105,712
Cost of sales	75,405	78,133

Gross profit	28,327	27,579
Research and development expenses	3,463	3,257
Selling, general and administrative expenses	22,552	21,787

Operating income	2,312	2,535
Interest expense, net	(37)	(85)
Other expense, net	(324)	(34)

Income before provision for income taxes	1,951	2,416
Provision for income taxes	(319)	(589)

Net income	$1,632	$1,827

Earnings per share:
Basic	$0.11	$0.12

Diluted	$0.11	$0.12

Shares used in computing earnings per share:
Basic	14,871	14,976

Diluted	15,108	15,383

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash (used for) provided by operating activities:
Net income	$1,632	$1,827
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	4,260	4,309
Provision for doubtful accounts	(17)	6
Provision for inventory write-downs	894	882
Deferred income taxes	124	124
Tax benefit from exercise of stock options and vested restricted stock	8	34
Excess tax benefit from stock-based compensation	(30)	(158)
Shares issued for employee benefit plan	121	156
Stock-based compensation	1,197	1,032
Changes in operating assets and liabilities:
Accounts receivable	8,934	10,559
Inventories	5,387	1,129
Prepaid expenses and other assets	(681)	(83)
Accounts payable and accrued expenses	(21,511)	(15,739)
Accrued income taxes	(2,343)	(3,930)

Net cash (used for) provided by operating activities	(2,025)	148

Cash used for investing activities:
Acquisition of property, plant, and equipment	(1,712)	(2,338)
Acquisition of intangible assets	(216)	(283)

Net cash used for investing activities	(1,928)	(2,621)

Cash used for financing activities:
Issuance of debt	5,000	—
Payment of debt	(7,200)	(7,200)
Proceeds from stock options exercised	1,151	101
Treasury stock purchased	(309)	(371)
Excess tax benefit from stock-based compensation	30	158

Net cash used for financing activities	(1,328)	(7,312)

Effect of exchange rate changes on cash	221	624

Net decrease in cash and cash equivalents	(5,060)	(9,161)
Cash and cash equivalents at beginning of period	29,372	54,249

Cash and cash equivalents at end of period	$24,312	$45,088

Supplemental Cash Flow Information — The Company had income tax payments of $1.1 million and $4.7 million during the three months ended March 31, 2012 and 2011, respectively. The Company had interest payments of $0.1 million and $0.1 million during the three months ended March 31, 2012 and 2011, respectively.

UNIVERSAL ELECTRONICS INC.

RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS

(In thousands, except share-related data)

(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2012			March 31, 2011
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$103,732	$—	$103,732	$105,712	$—	$105,712
Cost of sales(1)	75,405	(277)	75,128	78,133	(277)	77,856

Gross profit	28,327	277	28,604	27,579	277	27,856
Research and development expenses	3,463		3,463	3,257	—	3,257
Selling, general and administrative expenses(2)	22,552	(1,232)	21,320	21,787	(633)	21,154

Operating income	2,312	1,509	3,821	2,535	910	3,445
Interest expense, net	(37)	—	(37)	(85)	—	(85)
Other expense, net	(324)	—	(324)	(34)	—	(34)

Income before provision for income taxes	1,951	1,509	3,460	2,416	910	3,326
Provision for income taxes(3)	(319)	(304)	(623)	(589)	(145)	(734)

Net income	$1,632	$1,205	$2,837	$1,827	$765	$2,592

Earnings per diluted share	$0.11	$0.08	$0.19	$0.12	$0.05	$0.17

(1)	To reflect depreciation expense of $0.3 million for the three months ending March 31, 2012 and March 31, 2011, relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.
(2)	To reflect amortization expense for the three months ended March 31, 2012 and March 31, 2011, relating to intangible assets acquired as part of the Enson Assets Limited and Zilog acquisitions. Also, in the first quarter of 2012, an additional $0.5 million is reflected representing other employee related restructuring costs.
(3)	To reflect the tax effect of the adjustments.